UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 20, 2006

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 N. Federal Highway, Suite 111-A, Boca Raton, FL  33432

(Address of principal executive offices) (Zip Code)

(561) 826-0464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Sun American Bancorp (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), with the Securities and Exchange Commission on August 24, 2006, to provide information to report the resignation of Hugo Castro from the position of President of the bank, effective September 5, 2006.

Unless otherwise indicated, we refer to Sun American Bancorp, as we, us, our or the company, and we refer to our subsidiary, Sun American Bank, as the bank in Item 1.01 of this Current Report on Form 8-K.

Amendment to Hugo Castro’s Employment Agreement.

On September 20, 2006, our subsidiary, the bank, entered into a written Amendment to Employment Agreement (the “Amendment”) with Hugo Castro. The amendment provides that Mr. Castro shall serve as the Managing Director of the bank, and that the financial terms of Mr. Castro’s employment with the bank under the agreement will continue, for the remainder of the initial term of the agreement ending December 31, 2006. Additionally, the Amendment provides that Mr. Castro’s non-compete agreement shall remain in effect for one year following the termination of the agreement.

The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2006

SUN AMERICAN BANCORP
By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated September 20, 2006.